Exhibit 99.1

SITE QUARTERLY FINANCIAL SUPPLEMENT FOR THE PERIOD ENDED JUNE 30, 2023 RECENT ACQUISITION BRIARCROFT CENTER, HOUSTON, TEXAS SITC LISTED NYSE

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $4.8B ENTERPRISE VALUE 108 WHOLLY - OWNED PROPERTIES $112K AVERAGE HOUSEHOLD INCOME 95.5% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE GLOBAL REPORTING INITIATIVE GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2023 Member PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 65% ATLANTA 8% MIAMI 8% ORLANDO 7% CHICAGO 6% CHARLOTTE 6% ABR by Region* NORTHEAST 16% SOUTHEAST 47% MIDWEST 15% NORTHWEST 2% CALIFORNIA 9% SOUTHWEST 5% MOUNTAIN 6% Retailer Mix LOCAL 12% NATIONAL 88% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF JUNE 30, 2023. NEW YORK • HONG KONG • ATLANTA • CLEVELAND DENVER • LOS ANGELES • MIAMI • PHOENIX • TAMPA SITC LISTED NYSE SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended June 30, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Conor Fennerty, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Second Quarter 2023 Results

BEACHWOOD, OHIO, July 25, 2023 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter ended June 30, 2023.

“Second quarter results were ahead of expectations and demand for space across unit sizes in our high-quality portfolio remains elevated,” commented David R. Lukes, President and Chief Executive Officer. “We are encouraged by the depth and breadth of activity on recently recaptured square footage from bankruptcies and remain well positioned given the Company's market mix, liquidity and expected tailwind from rent commencements and tactical redevelopment deliveries.”

Results for the Quarter

•
Second quarter net income attributable to common shareholders was $2.6 million, or $0.01 per diluted share, as compared to net income of $57.6 million, or $0.27 per diluted share, in the year-ago period. The decrease year-over-year primarily was the result of the gain on sale of joint venture and wholly-owned assets in the second quarter of 2022 as well as higher depreciation expense due to accelerated depreciation due to the commencement of a redevelopment project. Second quarter 2023 results were also impacted by lower joint venture management fees, higher interest expense and a separation charge included within general and administration expenses, partially offset by base rent growth and the net impact of property acquisitions.
•
Second quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $61.3 million, or $0.29 per diluted share, compared to $66.5 million, or $0.31 per diluted share, in the year-ago period primarily due to the lower management fees and income from joint ventures and higher interest expense.

Significant Second Quarter and Recent Activity

•
Issued the Company's ninth Corporate Responsibility and Sustainability Report. The report was completed in alignment with the Global Reporting Initiative and with the Sustainability Accounting Standards Board metrics and frameworks. The report provides an annual update on the Company's corporate responsibility and sustainability programs and can be found at https://www.sitecenters.com/2022CSR.
•
Acquired three convenience shopping centers during the quarter for an aggregate price of $48.5 million, including Alpha Soda Center (Atlanta, GA) for $9.4 million, Barrett Corners (Atlanta, GA) for $15.6 million and Briarcroft Center (Houston, TX) for $23.5 million.
•
Sold two shopping centers during the quarter for an aggregate price of $72.0 million ($14.4 million at share).
•
As previously announced, recorded a charge of $3.1 million related to a restructuring plan, which includes a Voluntary Retirement Offer. The balance of the expected $5.3 million in total charges is expected to be incurred in the third and fourth quarters of 2023. Restructuring charges have been excluded from OFFO results.
•
In May 2023, repurchased 140,633 Operating Partnership (“OP”) units in a privately negotiated transaction at an aggregate cost of $1.7 million, or $12.34 per unit. Following the repurchase, the Company has no outstanding OP units, which is expected to reduce future tax and legal compliance costs.

Key Quarterly Operating Results

•
Reported an increase of 1.7% in same-store net operating income (“SSNOI”) on a pro rata basis for the second quarter of 2023, including redevelopment, as compared to the year-ago period. SSNOI in the second quarter of 2022 included $1.2 million of rental income at SITE Centers' share related to prior years, primarily from cash basis tenants, which was a 130 basis-point headwind to second quarter 2023 SSNOI growth.
•
Generated cash new leasing spreads of 22.5% and cash renewal leasing spreads of 7.4%, both on a pro rata basis, for the trailing twelve-month period ended June 30, 2023 and cash new leasing spreads of 14.8% and cash renewal leasing spreads of 7.2%, both on a pro rata basis, for the second quarter of 2023.

•
Generated straight-lined new leasing spreads of 35.0% and straight-lined renewal leasing spreads of 11.3%, both on a pro rata basis, for the trailing twelve-month period ended June 30, 2023 and straight-lined new leasing spreads of 23.3% and straight-lined renewal leasing spreads of 11.9%, both on a pro rata basis, for the second quarter of 2023.
•
Reported a leased rate of 95.5% at June 30, 2023, compared to 95.9% at March 31, 2023 and 94.4% at June 30, 2022, all on a pro rata basis. The sequential decline was primarily related to the rejection of four wholly owned Bed, Bath & Beyond leases with one of the units released in the second quarter.
•
As of June 30, 2023, the Signed Not Opened (“SNO”) spread was 310 basis points, representing $18.3 million of annualized base rent on a pro rata basis.

Guidance

The Company has updated its 2023 full-year guidance for net income attributable to common shareholders and Operating FFO per share to include the impact of the second quarter operating results. Impairment charges, gains on sale of interests and assets, transaction and debt extinguishment costs are excluded from guidance. The guidance update is as follows:

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Operating FFO estimates:

	FY 2023E (prior) Per Share – Diluted	FY 2023E (revised) Per Share – Diluted
Net income attributable to Common Shareholders	$0.17 – $0.25	$0.11 – $0.19
Depreciation and amortization of real estate	0.90 – 0.94	0.96 – 1.00
Equity in net (income) of JVs	(0.02) – (0.01)	(0.03)
JVs' FFO	0.04 – 0.05	0.04
Gain on sale and change in control of interests (reported actual)	(0.02)	(0.02)
FFO (NAREIT)	$1.11 – $1.17	$1.10 – $1.14
Separation and other charges	n/a	0.03
Operating FFO	$1.11 – $1.17	$1.13 – $1.17

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as described below under Non-GAAP Measures and Other Operational Metrics. Key assumptions for 2023 guidance include the following:

	FY 2023E (prior)	FY 2023E (revised)
Joint Venture fee income	$5 – $7 million	$5 – $7 million
SSNOI (1)	(0.50)% – 3.00%	0.00% – 3.00%
SSNOI – Adjusted for 2022 Uncollectible Revenue Impact (2)	0.50% – 4.00%	1.00% – 4.00%

(1)
Including redevelopment and approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods, which is an approximately 100 basis-point headwind to 2023 SSNOI growth.
(2)
Including redevelopment and excluding revenue impact of approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of SITE's website, ir.sitecenters.com, or for audio only, dial 888‑317‑6003 (U.S.), 866-284-3684 (Canada) or 412-317-6061 (international) using pass code 1798214 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.sitecenters.com for further review. You may also access the telephone replay by dialing 877-344-7529 (U.S.), 855-669-9658 (Canada) or 412-317-0088 (international) using passcode 5634930 through August 25, 2023. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with major and tactical redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed rate of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at major redevelopment properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended June 30, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		2Q23	2Q22	6M23	6M22
	Revenues:
	Rental income (1)	$135,954	$136,203	$271,826	$266,087
	Other property revenues	429	922	1,390	2,097
		136,383	137,125	273,216	268,184
	Expenses:
	Operating and maintenance	22,476	22,278	45,642	44,214
	Real estate taxes	20,279	20,624	40,332	40,807
		42,755	42,902	85,974	85,021

	Net operating income	93,628	94,223	187,242	183,163

	Other income (expense):
	JV fees and other fee income	1,775	3,557	3,634	6,818
	Interest expense	(20,921)	(18,909)	(40,844)	(37,167)
	Depreciation and amortization	(58,698)	(51,021)	(112,714)	(101,385)
	General and administrative (2)	(14,031)	(11,353)	(24,676)	(23,604)
	Other income (expense), net	(634)	(1,147)	(1,321)	(1,651)
	Impairment charges	0	(2,536)	0	(2,536)
	Income before earnings from JVs and other	1,119	12,814	11,321	23,638

	Equity in net income of JVs	4,618	1,381	5,977	1,550
	Gain on sale and change in control of interests	0	41,970	3,749	45,326
	(Loss) gain on disposition of real estate, net	(22)	4,597	183	4,455
	Tax expense	(362)	(353)	(575)	(605)
	Net income	5,353	60,409	20,655	74,364
	Non-controlling interests	0	(19)	(18)	(37)
	Net income SITE Centers	5,353	60,390	20,637	74,327
	Preferred dividends	(2,789)	(2,789)	(5,578)	(5,578)
	Net income Common Shareholders	$2,564	$57,601	$15,059	$68,749

	Weighted average shares – Basic – EPS	209,266	213,864	209,616	212,989
	Assumed conversion of diluted securities	181	1,047	445	1,245
	Weighted average shares – Diluted – EPS	209,447	214,911	210,061	214,234

	Earnings per common share – Basic	$0.01	$0.27	$0.07	$0.32
	Earnings per common share – Diluted	$0.01	$0.27	$0.07	$0.32

(1)	Rental income:
	Minimum rents	$89,023	$87,936	$177,996	$172,163
	Ground lease minimum rents	6,343	6,751	12,812	13,458
	Straight-line rent, net	988	537	1,664	1,533
	Amortization of (above)/below-market rent, net	1,691	1,061	2,876	2,218
	Percentage and overage rent	2,252	1,648	3,403	2,785
	Recoveries	34,501	33,763	69,817	66,597
	Uncollectible revenue	(548)	1,162	(315)	2,270
	Ancillary and other rental income	1,448	1,333	3,205	2,797
	Lease termination fees	256	2,012	368	2,266

(2)	Separation charge	2,928	0	2,928	0

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	2Q23	2Q22	6M23	6M22
Net income attributable to Common Shareholders	$2,564	$57,601	$15,059	$68,749
Depreciation and amortization of real estate	57,350	49,775	110,067	98,903
Equity in net income of JVs	(4,618)	(1,381)	(5,977)	(1,550)
JVs' FFO	2,201	3,883	4,183	8,198
Non-controlling interests	0	19	18	37
Impairment of real estate	0	2,536	0	2,536
Gain on sale and change in control of interests	0	(41,970)	(3,749)	(45,326)
Loss (gain) on disposition of real estate, net	22	(4,597)	(183)	(4,455)
FFO attributable to Common Shareholders	$57,519	$65,866	$119,418	$127,092
Separation and other charges	3,099	0	3,099	0
Transaction, debt extinguishment and other (at SITE's share)	677	973	1,506	1,304
RVI disposition fees	0	(385)	0	(385)
Total non-operating items, net	3,776	588	4,605	919
Operating FFO attributable to Common Shareholders	$61,295	$66,454	$124,023	$128,011

Weighted average shares & units – Basic: FFO & OFFO	209,326	214,005	209,717	213,130
Assumed conversion of dilutive securities	181	906	445	1,104
Weighted average shares & units – Diluted: FFO & OFFO	209,507	214,911	210,162	214,234

FFO per share – Basic	$0.27	$0.31	$0.57	$0.60
FFO per share – Diluted	$0.27	$0.31	$0.57	$0.59
Operating FFO per share – Basic	$0.29	$0.31	$0.59	$0.60
Operating FFO per share – Diluted	$0.29	$0.31	$0.59	$0.60
Common stock dividends declared, per share	$0.13	$0.13	$0.26	$0.26

Capital expenditures (SITE Centers share):
Redevelopment costs	3,707	3,694	8,117	11,845
Maintenance capital expenditures	4,878	7,731	7,024	9,987
Tenant allowances and landlord work	11,031	12,233	25,752	21,601
Leasing commissions	2,066	2,610	4,394	4,368
Construction administrative costs (capitalized)	805	971	1,601	2,145

Certain non-cash items (SITE Centers share):
Straight-line rent	1,024	625	1,720	1,705
Straight-line fixed CAM	69	108	144	211
Amortization of (above)/below-market rent, net	1,782	1,152	3,051	2,396
Straight-line ground rent expense	(41)	(32)	(105)	(66)
Debt fair value and loan cost amortization	(1,198)	(1,228)	(2,426)	(2,514)
Capitalized interest expense	308	245	594	467
Stock compensation expense	(1,742)	(1,717)	(3,362)	(3,440)
Non-real estate depreciation expense	(1,349)	(1,248)	(2,652)	(2,486)

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		2Q23	4Q22
	Assets:
	Land	$1,094,240	$1,066,852
	Buildings	3,770,497	3,733,805
	Fixtures and tenant improvements	600,948	576,036
		5,465,685	5,376,693
	Depreciation	(1,724,837)	(1,652,899)
		3,740,848	3,723,794
	Construction in progress and land	60,231	56,466
	Real estate, net	3,801,079	3,780,260

	Investments in and advances to JVs	40,556	44,608
	Cash	28,041	20,254
	Restricted cash	552	960
	Receivables and straight-line (1)	61,376	63,926
	Intangible assets, net (2)	98,982	105,945
	Other assets, net	30,415	29,064
	Total Assets	4,061,001	4,045,017

	Liabilities and Equity:
	Revolving credit facilities	175,000	0
	Unsecured debt	1,367,775	1,453,923
	Unsecured term loan	198,689	198,521
	Secured debt	53,829	54,577
		1,795,293	1,707,021
	Dividends payable	30,083	30,389
	Other liabilities (3)	210,927	214,985
	Total Liabilities	2,036,303	1,952,395

	Preferred shares	175,000	175,000
	Common shares	21,437	21,437
	Paid-in capital	5,971,918	5,974,216
	Distributions in excess of net income	(4,085,897)	(4,046,370)
	Deferred compensation	4,941	5,025
	Accumulative comprehensive income	10,125	9,038
	Common shares in treasury at cost	(72,826)	(51,518)
	Non-controlling interests	0	5,794
	Total Equity	2,024,698	2,092,622

	Total Liabilities and Equity	$4,061,001	$4,045,017

(1)	SL rents (including fixed CAM), net	$35,658	$33,879

(2)	Operating lease right of use assets	17,629	18,197

(3)	Operating lease liabilities	37,313	37,777
	Below-market leases, net	57,844	59,825

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	2Q23	2Q22	2Q23	2Q22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$5,353	$60,390	$5,353	$60,390
Fee income	(1,775)	(3,557)	(1,775)	(3,557)
Interest expense	20,921	18,909	20,921	18,909
Depreciation and amortization	58,698	51,021	58,698	51,021
General and administrative	14,031	11,353	14,031	11,353
Other expense (income), net	634	1,147	634	1,147
Impairment charges	0	2,536	0	2,536
Equity in net income of joint ventures	(4,618)	(1,381)	(4,618)	(1,381)
Tax expense	362	353	362	353
Gain on sale and change in control of interests	0	(41,970)	0	(41,970)
Loss (gain) on disposition of real estate, net	22	(4,597)	22	(4,597)
Income from non-controlling interests	0	19	0	19
Consolidated NOI	93,628	94,223	93,628	94,223

Net income from unconsolidated joint ventures	15,860	1,339	3,233	589
Interest expense	6,307	9,030	1,441	2,063
Depreciation and amortization	8,281	13,328	1,938	2,969
Impairment charges	0	3,340	0	668
Other expense (income), net	2,378	2,422	538	585
Gain on disposition of real estate, net	(14,874)	(1,790)	(2,975)	(357)
Unconsolidated NOI	$17,952	$27,669	4,175	6,517

Total Consolidated + Unconsolidated NOI			97,803	100,740
Less: Non-Same Store NOI adjustments			(4,063)	(8,591)
Total SSNOI including redevelopment			93,740	92,149

SSNOI % Change including redevelopment			1.7%

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	6M23	6M22	6M23	6M22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$20,637	$74,327	$20,637	$74,327
Fee income	(3,634)	(6,818)	(3,634)	(6,818)
Interest expense	40,844	37,167	40,844	37,167
Depreciation and amortization	112,714	101,385	112,714	101,385
General and administrative	24,676	23,604	24,676	23,604
Other expense (income), net	1,321	1,651	1,321	1,651
Impairment charges	0	2,536	0	2,536
Equity in net income of joint ventures	(5,977)	(1,550)	(5,977)	(1,550)
Tax expense	575	605	575	605
Gain on sale and change in control of interests	(3,749)	(45,326)	(3,749)	(45,326)
Gain on disposition of real estate, net	(183)	(4,455)	(183)	(4,455)
Income from non-controlling interests	18	37	18	37
Consolidated NOI	187,242	183,163	187,242	183,163

Net income (loss) from unconsolidated joint ventures	20,627	(39)	4,237	615
Interest expense	13,348	18,319	3,028	4,151
Depreciation and amortization	17,343	27,673	4,029	6,148
Impairment charges	0	8,540	0	1,708
Other expense (income), net	4,938	4,994	1,112	1,182
Gain on disposition of real estate, net	(20,178)	(1,692)	(4,037)	(291)
Unconsolidated NOI	$36,078	$57,795	8,369	13,513

Total Consolidated + Unconsolidated NOI			195,611	196,676
Less: Non-Same Store NOI adjustments			(9,566)	(15,922)
Total SSNOI including redevelopment			186,045	180,754

SSNOI % Change including redevelopment			2.9%

SITE Centers Corp.

Portfolio Summary

			6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Shopping Center Count
Operating Centers - 100%			121	120	119	122	132
Wholly Owned			108	105	101	103	99
JV Portfolio			13	15	18	19	33

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			22,999	23,014	23,094	24,232	24,842
Wholly Owned			22,056	21,990	21,989	23,118	23,231
JV Portfolio - Pro Rata Share			943	1,024	1,105	1,114	1,611

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.89	$19.65	$19.52	$19.11	$18.86
Base Rent PSF < 10K			$31.59	$31.28	$30.94	$30.46	$30.11
Base Rent PSF > 10K			$15.77	$15.74	$15.72	$15.48	$15.33

Commenced Rate			92.4%	92.9%	92.5%	91.5%	91.0%
Commenced Rate < 10K SF			86.4%	85.3%	84.4%	83.3%	81.5%
Commenced Rate > 10K SF			94.7%	95.6%	95.5%	94.4%	94.3%

Leased Rate			95.5%	95.9%	95.4%	95.0%	94.4%
Leased Rate < 10K SF			90.7%	90.8%	90.3%	89.1%	87.3%
Leased Rate > 10K SF			97.2%	97.7%	97.2%	97.2%	96.9%

Operational Statistics
% of Aggregate Property NOI - Wholly Owned			96.1%	95.7%	95.2%	95.6%	94.1%
% of Aggregate Property NOI - Joint Venture – Pro Rata Share			3.9%	4.3%	4.8%	4.4%	5.9%

Quarterly SITE SSNOI at share including redevelopment			1.7%	4.2%	1.8%	1.1%	-2.4%

TTM New Leasing - at pro rata share (GLA in 000's)			703	965	1,126	1,208	1,236
TTM Renewals - at pro rata share (GLA in 000's)			3,156	2,956	3,220	3,174	2,697
TTM Total Leasing - at pro rata share (GLA in 000's)			3,859	3,921	4,346	4,382	3,933
TTM Cash Blended New and Renewal Rent Spreads - at pro rata share			8.9%	8.9%	8.5%	7.2%	6.4%

Top 20 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	14	2,144	9.3%	$32,092	8.1%	$16.60
2	Miami-Fort Lauderdale-West Palm Beach, FL	7	1,567	6.8%	30,877	7.8%	$24.58
3	Orlando-Kissimmee-Sanford, FL	4	1,419	6.2%	27,725	7.0%	$20.48
4	Chicago-Naperville-Elgin, IL-IN-WI	5	1,003	4.4%	24,017	6.1%	$27.29
5	Charlotte-Concord-Gastonia, NC-SC	5	1,385	6.0%	23,042	5.8%	$17.30
6	Boston-Cambridge-Newton, MA-NH	2	1,372	6.0%	23,026	5.8%	$25.26
7	Denver-Aurora-Lakewood, CO	6	1,387	6.0%	22,528	5.7%	$18.58
8	Trenton, NJ	2	1,301	5.7%	21,343	5.4%	$18.36
9	Phoenix-Mesa-Scottsdale, AZ	9	1,029	4.5%	18,748	4.7%	$20.98
10	Los Angeles-Long Beach-Anaheim, CA	3	879	3.8%	16,391	4.1%	$24.40
11	Columbus, OH	2	961	4.2%	14,889	3.8%	$16.07
12	San Antonio-New Braunfels, TX	4	1,040	4.5%	14,859	3.7%	$17.82
13	Tampa-St. Petersburg-Clearwater, FL	7	873	3.8%	13,568	3.4%	$17.87
14	Cincinnati, OH-KY-IN	2	589	2.6%	10,038	2.5%	$18.26
15	San Francisco-Oakland-Hayward, CA	5	303	1.3%	10,003	2.5%	$41.68
16	Richmond, VA	3	591	2.6%	9,791	2.5%	$20.52
17	Washington-Arlington-Alexandria, DC-VA-MD-WV	5	479	2.1%	9,339	2.4%	$25.94
18	New York-Newark-Jersey City, NY-NJ-PA	5	466	2.0%	8,357	2.1%	$23.15
19	Cleveland-Elyria, OH	2	553	2.4%	8,203	2.1%	$15.07
20	Portland-Vancouver-Hillsboro, OR-WA	2	384	1.7%	7,499	1.9%	$26.88
	Other	27	3,274	14.2%	50,238	12.7%	$16.89
	Total	121	22,999	100.0%	396,573	100.0%	$19.89

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 20 MSA figures for SITE at share except for property count

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	June 30, 2023	December 31, 2022	December 31, 2021
Capital Structure
Market Value Per Share	$13.22	$13.66	$15.83

Common Shares Outstanding	209,273	210,853	211,235
Operating Partnership Units	0	141	141
Total Outstanding Common Shares	209,273	210,994	211,376

Common Shares Equity	$2,766,589	$2,882,178	$3,346,079
Perpetual Preferred Stock - Class A	175,000	175,000	175,000

Unsecured Credit Facilities	175,000	0	0
Unsecured Term Loan	200,000	200,000	100,000
Unsecured Notes Payable	1,370,953	1,457,741	1,456,886
Mortgage Debt (includes JVs at SITE share)	165,760	165,408	315,898
Total Debt (includes JVs at SITE share)	1,911,713	1,823,149	1,872,784
Less: Cash (including restricted cash)	41,679	31,011	43,252
Net Debt	$1,870,034	$1,792,138	$1,829,532

Total Market Capitalization	$4,811,623	$4,849,316	$5,350,611

Leverage / Public Debt Covenants
Average Consolidated Net Effective Debt	1,801,145	1,664,859	1,749,295
Consolidated Adjusted EBITDA - TTM	347,320	348,406	351,172
Average Consolidated Net Debt / Adjusted EBITDA(1)	5.2X	4.8X	5.0X

Average Pro-Rata Net Effective Debt	1,931,662	1,806,016	1,952,145
Pro-Rata Adjusted EBITDA - TTM	354,017	356,198	361,917
Average Pro-Rata Net Debt / Adjusted EBITDA(1)	5.5X	5.1X	5.4X

Outstanding Debt & Obligations	1,818,024	1,730,562	1,717,917
Undepreciated Real Estate Assets	5,566,472	5,477,767	5,303,507
Total Debt to Real Estate Assets Ratio(2)	33%	32%	32%
Covenant	65%	65%	65%

Secured Debt & Obligations	53,548	54,173	125,382
Total Assets	5,779,412	5,690,332	5,534,473
Secured Debt to Assets Ratio	1%	1%	2%
Covenant	40%	40%	40%

Unencumbered Real Estate Assets	5,412,269	5,319,838	5,028,788
Unsecured Debt & Obligations	1,764,475	1,676,388	1,592,535
Unencumbered Assets to Unsecured Debt(2)	307%	317%	316%
Covenant	135%	135%	135%

Net Income Available for Debt Service	333,600	336,115	329,408
Maximum Annual Service Charge	84,301	81,425	80,073
Fixed Charge Coverage Ratio	4.0X	4.1X	4.1X
Covenant	1.5X	1.5X	1.5X

Credit Ratings (Outlook)
Moody's	Baa3 (Stable)	Baa3 (Stable)	Baa3 (Stable)
S&P	BBB- (Stable)	BBB- (Stable)	BBB- (Stable)
Fitch	BBB (Stable)	BBB (Stable)	BBB (Stable)

(1) Excludes Perpetual Preferred Stock. See definition in the Non-GAAP Measures section.
(2) Real Estate Assets and Unencumbered Assets exclude consolidated cash and cash equivalents.

SITE Centers Corp.

Same Store Metrics (1)

	Same Store at SITE Share
	Quarterly Same Store NOI			YTD Same Store NOI
	2Q23	2Q22	Change	6M23	6M22	Change

Leased rate	95.5%	94.6%	0.9%	95.5%	94.6%	0.9%
Commenced rate	92.4%	91.3%	1.1%	92.4%	91.3%	1.1%

Revenues:
Minimum rents	$94,571	$92,737		$188,352	$183,270
Recoveries	34,982	33,023		69,470	65,257
Uncollectible revenue(2)	(693)	1,019		(575)	2,089
Percentage and overage rents	2,261	1,626		3,484	2,763
Ancillary and other rental income	1,718	1,523		3,749	3,071
	132,839	129,928	2.2%	264,480	256,450	3.1%
Expenses:
Operating and maintenance	(18,930)	(17,937)		(38,298)	(36,115)
Real estate taxes	(20,169)	(19,842)		(40,137)	(39,581)
	(39,099)	(37,779)	3.5%	(78,435)	(75,696)	3.6%
Total SSNOI-Including Redevelopment	$93,740	$92,149	1.7%	$186,045	$180,754	2.9%

Non-Same Store NOI	4,063	8,591		9,566	15,922
Total Consolidated + Unconsolidated NOI	$97,803	$100,740		$195,611	$196,676

SSNOI Operating Margin	70.6%	70.9%		70.3%	70.5%
SSNOI Recovery Rate	89.5%	87.4%		88.6%	86.2%

(1) See calculation definition in the Non-GAAP Measures section. All figures are at SITE share.

(2) Results include the impact of rental income at SITE's share related to prior periods of $0.1M and $1.2M for the second quarters of 2023 and 2022 and $0.6M and $2.3M for the first six months of 2023 and 2022, respectively, primarily related to cash basis tenants.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q23	11	89,204	$26.73	14.8%	23.3%	9.4	33	170,016	$25.97	8.6
1Q23	14	23,874	$40.79	20.3%	36.7%	9.5	32	130,430	$29.68	13.8
4Q22	17	64,060	$26.68	55.2%	72.1%	8.5	44	193,058	$21.93	9.0
3Q22	16	60,977	$28.00	10.8%	23.5%	9.3	46	209,866	$25.07	9.2
	58	238,115	$28.45	22.5%	35.0%	9.2	155	703,370	$25.28	9.9

Renewals
2Q23	104	945,162	$17.29	7.2%	11.9%	5.7	104	945,162	$17.29	5.7
1Q23	62	328,684	$22.37	8.7%	14.3%	5.6	62	328,684	$22.37	5.6
4Q22	81	641,066	$20.03	7.6%	11.2%	5.2	81	641,066	$20.03	5.2
3Q22	114	1,240,649	$16.37	7.1%	10.0%	5.3	114	1,240,649	$16.37	5.3
	361	3,155,561	$18.02	7.4%	11.3%	5.4	361	3,155,561	$18.02	5.4

New + Renewals
2Q23	115	1,034,366	$18.11	8.1%	13.3%	6.0	137	1,115,178	$18.62	6.1
1Q23	76	352,558	$23.62	9.9%	16.6%	5.8	94	459,114	$24.44	7.9
4Q22	98	705,126	$20.64	11.7%	16.3%	5.5	125	834,124	$20.47	6.1
3Q22	130	1,301,626	$16.92	7.4%	11.0%	5.6	160	1,450,515	$17.63	6.1
	419	3,393,676	$18.75	8.9%	13.6%	5.6	516	3,858,931	$19.34	6.2

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
2Q23	160,230	$26.21	$3.89	$0.92	$1.25	$6.06	$20.15	8.5	57%	43%
1Q23	92,947	$33.25	$3.10	$1.03	$1.54	$5.67	$27.58	10.5	38%	62%
4Q22	185,147	$22.02	$2.89	$3.63	$1.10	$7.62	$14.40	9.0	43%	57%
3Q22	202,989	$26.21	$3.79	$2.65	$1.32	$7.76	$18.45	9.1	35%	65%
	641,313	$26.02	$3.42	$2.24	$1.27	$6.93	$19.09	9.2	43%	57%

Renewals
2Q23	945,162	$17.62	$0.05	$0.00	$0.00	$0.05	$17.57	5.7	78%	22%
1Q23	328,684	$23.02	$0.04	$0.01	$0.00	$0.05	$22.97	5.6	59%	41%
4Q22	641,066	$20.35	$0.79	$0.01	$0.04	$0.84	$19.51	5.2	78%	22%
3Q22	1,240,649	$16.55	$0.13	$0.00	$0.00	$0.13	$16.42	5.3	79%	21%
	3,155,561	$18.32	$0.23	$0.00	$0.01	$0.24	$18.08	5.4	76%	24%

New + Renewals
2Q23	1,105,392	$18.86	$0.84	$0.19	$0.26	$1.29	$17.57	6.1	75%	25%
1Q23	421,631	$25.28	$1.10	$0.37	$0.53	$2.00	$23.28	6.6	55%	45%
4Q22	826,213	$20.73	$1.49	$1.22	$0.39	$3.10	$17.63	6.0	70%	30%
3Q22	1,443,638	$17.91	$0.91	$0.57	$0.28	$1.76	$16.15	6.0	73%	27%
	3,796,874	$19.62	$1.05	$0.58	$0.33	$1.96	$17.66	6.0	71%	29%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	14	0.1%	$219	0.1%	$15.64	11	21	0.4%	$637	0.4%	$30.33	12	35	0.2%	$856	0.2%	$24.46
2023	4	124	0.8%	1,548	0.7%	$12.48	70	146	2.7%	4,976	2.9%	$34.08	74	270	1.3%	6,524	1.6%	$24.16
2024	66	1,869	11.8%	26,160	11.5%	$14.00	289	689	12.8%	20,346	12.0%	$29.53	355	2,558	12.1%	46,506	11.7%	$18.18
2025	85	2,313	14.6%	33,754	14.9%	$14.59	272	740	13.7%	21,441	12.6%	$28.97	357	3,053	14.4%	55,195	13.9%	$18.08
2026	73	1,795	11.4%	23,559	10.4%	$13.12	245	614	11.4%	19,489	11.5%	$31.74	318	2,409	11.4%	43,048	10.9%	$17.87
2027	91	2,623	16.6%	38,693	17.0%	$14.75	262	761	14.1%	23,427	13.8%	$30.78	353	3,384	16.0%	62,120	15.7%	$18.36
2028	100	2,533	16.0%	35,105	15.5%	$13.86	250	691	12.8%	22,867	13.5%	$33.09	350	3,224	15.2%	57,972	14.6%	$17.98
2029	38	1,086	6.9%	15,880	7.0%	$14.62	132	398	7.4%	13,330	7.9%	$33.49	170	1,484	7.0%	29,210	7.4%	$19.68
2030	29	770	4.9%	10,703	4.7%	$13.90	107	292	5.4%	9,651	5.7%	$33.05	136	1,062	5.0%	20,354	5.1%	$19.17
2031	23	734	4.6%	8,795	3.9%	$11.98	78	235	4.4%	7,187	4.2%	$30.58	101	969	4.6%	15,982	4.0%	$16.49
2032	28	712	4.5%	9,748	4.3%	$13.69	150	425	7.9%	13,516	8.0%	$31.80	178	1,137	5.4%	23,264	5.9%	$20.46
Thereafter	46	1,235	7.8%	22,846	10.1%	$18.50	116	390	7.2%	12,696	7.5%	$32.55	162	1,625	7.7%	35,542	9.0%	$21.87
Total	584	15,808	100.0%	$227,010	100.0%	$14.36	1,982	5,402	100.0%	$169,563	100.0%	$31.39	2,566	21,210	100.0%	$396,573	100.0%	$18.70

Signed Not Open	23	543		$9,000		$16.57	92	279		$9,285		$33.28	115	822		$18,285		$22.24
Vacant	20	464					230	579					250	1,043

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	11	21	0.4%	$637	0.4%	$30.33	11	21	0.1%	$637	0.2%	$30.33
2023	1	15	0.1%	290	0.1%	$19.33	50	86	1.6%	2,921	1.7%	$33.97	51	101	0.5%	3,211	0.8%	$31.79
2024	12	188	1.2%	2,775	1.2%	$14.76	183	382	7.1%	11,606	6.8%	$30.38	195	570	2.7%	14,381	3.6%	$25.23
2025	17	284	1.8%	4,442	2.0%	$15.64	160	356	6.6%	10,703	6.3%	$30.06	177	640	3.0%	15,145	3.8%	$23.66
2026	7	57	0.4%	1,112	0.5%	$19.51	115	252	4.7%	8,150	4.8%	$32.34	122	309	1.5%	9,262	2.3%	$29.97
2027	19	335	2.1%	5,866	2.6%	$17.51	118	273	5.1%	8,397	5.0%	$30.76	137	608	2.9%	14,263	3.6%	$23.46
2028	20	316	2.0%	5,522	2.4%	$17.47	140	341	6.3%	11,167	6.6%	$32.75	160	657	3.1%	16,689	4.2%	$25.40
2029	11	287	1.8%	4,119	1.8%	$14.35	117	276	5.1%	8,482	5.0%	$30.73	128	563	2.7%	12,601	3.2%	$22.38
2030	16	357	2.3%	5,771	2.5%	$16.17	98	248	4.6%	7,147	4.2%	$28.82	114	605	2.9%	12,918	3.3%	$21.35
2031	23	345	2.2%	6,130	2.7%	$17.77	92	202	3.7%	5,973	3.5%	$29.57	115	547	2.6%	12,103	3.1%	$22.13
2032	18	405	2.6%	6,973	3.1%	$17.22	134	355	6.6%	11,244	6.6%	$31.67	152	760	3.6%	18,217	4.6%	$23.97
Thereafter	440	13,219	83.6%	184,010	81.1%	$13.92	764	2,610	48.3%	83,136	49.0%	$31.85	1,204	15,829	74.6%	267,146	67.4%	$16.88
Total	584	15,808	100.0%	$227,010	100.0%	$14.36	1,982	5,402	100.0%	$169,563	100.0%	$31.39	2,566	21,210	100.0%	$396,573	100.0%	$18.70

Note: Includes ground leases

SITE Centers Corp.

Top 50 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA			Credit Ratings
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%	(S&P/Moody's/Fitch)
1	TJX Companies (1)	53	8	61	$23,074	5.8%	$24,967	1,634	7.1%	1,798	A/A2/NR
2	Dick's Sporting Goods (2)	14	4	18	10,586	2.7%	12,312	644	2.8%	791	BBB/Baa3/NR
3	PetSmart	23	3	26	9,398	2.4%	10,118	530	2.3%	573	B+/B1/NR
4	Ross Stores (3)	22	8	30	8,607	2.2%	10,865	667	2.9%	856	BBB+/A2/NR
5	Michaels	23	4	27	8,279	2.1%	9,238	558	2.4%	636	B-/B3/NR
6	Burlington	13	1	14	7,193	1.8%	7,577	485	2.1%	518	BB+/NR/NR
7	Nordstrom Rack	10	0	10	7,108	1.8%	7,108	362	1.6%	362	BB+/Ba1/BB+
8	Best Buy	9	3	12	6,911	1.7%	8,481	437	1.9%	550	BBB+/A3/NR
9	Ulta	25	4	29	6,626	1.7%	7,408	267	1.2%	302	NR
10	Gap (4)	20	7	27	6,562	1.7%	7,920	336	1.5%	418	BB/Ba3/NR
11	Kroger (5)	7	1	8	6,251	1.6%	6,808	425	1.8%	461	BBB/Baa1/NR
12	Kohl's	7	3	10	6,161	1.6%	7,805	677	2.9%	867	BB/Ba2/BBB-
13	AMC Theatres	2	3	5	6,105	1.5%	10,180	215	0.9%	400	CCC+/Caa2/NR
14	Five Below	30	5	35	5,763	1.5%	6,391	277	1.2%	312	NR
15	Whole Foods	3	0	3	4,493	1.1%	4,493	139	0.6%	139	AA/A1/AA-
16	Publix	8	1	9	4,406	1.1%	4,766	405	1.8%	450	NR
17	Designer Brands Inc. (DSW)	11	1	12	4,217	1.1%	4,502	245	1.1%	260	NR
18	Total Wine & More	6	0	6	3,751	0.9%	3,751	171	0.7%	171	NR
19	Petco	12	3	15	3,603	0.9%	4,243	167	0.7%	204	B+/B2/NR
20	JOANN	8	3	11	3,331	0.8%	3,921	267	1.2%	327	CCC+/Caa2/NR
21	Bed Bath & Beyond (6)	7	1	8	3,248	0.8%	3,637	283	1.2%	307	NR
22	Party City	13	3	16	3,232	0.8%	3,626	168	0.7%	200	NR/NR/D
23	Cost Plus	9	1	10	3,185	0.8%	3,419	170	0.7%	185	NR
24	Barnes & Noble	7	1	8	3,058	0.8%	3,378	165	0.7%	181	NR
25	Cineworld (Regal Cinemas)	3	0	3	2,940	0.7%	2,940	138	0.6%	138	D/NR/NR
26	Dollar Tree Stores	22	2	24	2,925	0.7%	3,087	256	1.1%	273	BBB/Baa2/NR
27	CGV Cinemas	1	0	1	2,849	0.7%	2,849	74	0.3%	74	NR
28	Office Depot (7)	9	1	10	2,818	0.7%	3,053	184	0.8%	203	NR
29	Macy's (8)	7	0	7	2,774	0.7%	2,774	246	1.1%	246	BB+/Ba1/BBB-
30	LA Fitness	3	1	4	2,474	0.6%	3,061	144	0.6%	175	B/B3/NR
31	AT&T	22	4	26	2,321	0.6%	2,523	65	0.3%	74	BBB/Baa2/BBB+
32	Staples	7	1	8	2,301	0.6%	2,529	133	0.6%	149	B/B3/NR
33	Ahold Delhaize (9)	2	1	3	2,285	0.6%	2,447	135	0.6%	158	BBB+/Baa1/NR
34	JPMorgan Chase	12	0	12	2,258	0.6%	2,258	51	0.2%	51	A-/A2/AA-
35	Starbucks	21	0	21	2,148	0.5%	2,148	38	0.2%	38	BBB+/Baa1/NR
36	Mattress Firm	13	3	16	1,973	0.5%	2,266	61	0.3%	71	NR
37	JAB Holding (10)	13	1	14	1,966	0.5%	2,051	61	0.3%	64	NR/Baa1/NR
38	Lowe's	2	2	4	1,918	0.5%	3,608	322	1.4%	531	BBB+/Baa1/NR
39	Hobby Lobby	4	0	4	1,893	0.5%	1,893	222	1.0%	222	NR
40	Tailored Brands (11)	10	1	11	1,866	0.5%	1,944	79	0.3%	83	NR
41	Bath & Body Works	16	2	18	1,855	0.5%	1,992	57	0.2%	63	BB/Ba2/NR
42	Cinemark	1	2	3	1,827	0.5%	2,947	111	0.5%	176	B+/NR/B+
43	Visionworks	12	3	15	1,690	0.4%	2,019	45	0.2%	55	NR
44	Caleres Inc.	9	1	10	1,625	0.4%	1,805	81	0.4%	89	BB-/NR/NR
45	America's Best Contacts	15	3	18	1,625	0.4%	1,840	55	0.2%	64	NR
46	Inspire Brands (12)	18	0	18	1,624	0.4%	1,624	45	0.2%	45	B+/NR/NR
47	Target	3	0	3	1,610	0.4%	1,610	435	1.9%	435	A/A2/A
48	Darden (13)	8	0	8	1,602	0.4%	1,602	58	0.3%	58	BBB/Baa2/BBB
49	Home Depot	2	0	2	1,576	0.4%	1,576	251	1.1%	251	A/A2/A
50	Albertsons Companies (14)	2	0	2	1,564	0.4%	1,564	116	0.5%	116	BB /Ba2 /NR
	Top 50 Total	579	96	675	$209,455	52.8%	$236,924	13,157	57.2%	15,170
	Total Portfolio				$396,573	100.0%	$444,058	22,999	100.0%	26,240

(1) T.J. Maxx (16) / Marshalls (16) / HomeGoods (14) / Sierra Trading (5) / HomeSense (4) / Combo Store (6)							(8) Macy's Furniture (3) / Bloomingdale's Outlet (1) / Bluemercury (1) / Market by Macy's (2)
(2) Dick's Sporting Goods (13) / Golf Galaxy (4) / Public Lands (1)							(9) Stop & Shop (2) / Food Lion (1)
(3) Ross Dress for Less (29) / dd's Discounts (1)							(10) Panera (12) / Bruegger's (2)
(4) Gap (3) / Old Navy (23) / Banana Republic (1)							(11) Men's Wearhouse (9) / Jos. A. Bank (1) / K&G Fashion Superstore (1)
(5) Kroger (3) / Harris Teeter (2) / King Soopers (1) / Mariano's (1) / Lucky's (1)							(12) Buffalo Wild Wings (6) / Dunkin (6) / Jimmy John's (4) /Arby's (1) / Baskin Robbins (1)
(6) Bed Bath (4) / buybuy BABY (3) / Combo Store (1)							(13) Longhorn Steakhouse (5) / Olive Garden (3)
(7) Office Depot (5) / OfficeMax (5)							(14) Safeway (1) / ACME (1)

Note: Bed Bath & Beyond excludes 3 locations that were acquired at auction; 2 locations remain subject to court approval.

SITE Centers Corp.

Redevelopment Pipeline (1)

$ in thousands

Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP		Initial Occ.	Est. Stabilize	Key Tenants

West Bay Plaza - Phase II	Cleveland, OH	100%		$7,941	$6,988	$953	$6,988	$0		2Q22	4Q23	Sierra Trading Post, Dry Bar, Club Champion
Carolina Pavilion	Charlotte, NC	100%		2,721	2,366	355	1,474	892		4Q22	4Q23	Visionworks, Smoothie King, Starbucks
Shoppers World	Boston, MA	100%		5,700	5,200	500	5,200	0		2Q23	3Q23	Sleep Number, Cava, Kura Sushi
Nassau Park Pavilion	Trenton, NJ	100%		7,635	5,470	2,165	0	5,470		3Q23	1Q24	Paris Baguette, Bluestone Lane, Just Salad, Mezeh Grill
University Hills	Denver, CO	100%		6,718	5,047	1,671	0	5,047		3Q23	3Q24	Wendy's, Sweetgreen, Heyday
Shoppers World	Boston, MA	100%		2,414	513	1,901	0	513		1Q24	2Q24	Starbucks
Tanasbourne Town Center	Portland, OR	100%		13,769	2,622	11,147	0	2,622		4Q24	4Q25	Specialty grocer
Perimeter Pointe	Atlanta, GA	100%		0	1,417	0	0	1,417		TBD	TBD	-
Total Redevelopment Pipeline			10%	$46,898	$29,623	$18,692	$13,662	$15,961

Other (2)				0	39,007	0	0	39,007
Undeveloped land (3)				0	5,263	0	0	5,263
Total Redevelopment Costs				$46,898	$73,893	$18,692	$13,662	$60,231	(4)

(1) Projects included in SSNOI including redevelopment.
(2) Includes predevelopment and retenanting expenditures.

(3) Balance excludes owned land adjacent to existing centers with an estimated value of $9 million and the net book basis of the Company's Beachwood, OH office headquarters office buildings of $27 million (non-income producing portion). The income producing portion of the Company's headquarters buildings generated $665 thousand of NOI in 1H23.

(4) Balance is in addition to SITE's pro rata share of joint venture CIP of $25 thousand.

SITE Centers Corp.

Transactions

$ and GLA in thousands

Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

01/05/23	Foxtail Center	Baltimore-Columbia-Towson, MD	100%	30	$15,075	$15,075
01/06/23	Parker Keystone	Denver-Aurora-Lakewood, CO	100%	17	11,000	11,000
		1Q 2023 Total		47	$26,075	$26,075

04/03/23	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	100%	19	$15,600	$15,600
05/05/23	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	100%	15	9,400	9,400
05/08/23	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	100%	33	23,500	23,500
		2Q 2023 Total		67	$48,500	$48,500

		Total 2023 YTD		114	$74,575	$74,575

Dispositions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

02/28/23	Hairston Crossing	Atlanta-Sandy Springs-Roswell, GA	20%	58	$3,900	$780
03/08/23	Springfield Commons	Toledo, OH	20%	272	22,500	4,500
03/20/23	Shoppes at Oliver's Crossing	Greensboro-High Point, NC	20%	77	13,750	2,750
		1Q 2023 Total		407	$40,150	$8,030

05/03/23	West Falls Plaza	New York-Newark-Jersey City, NY-NJ-PA	20%	91	$18,000	$3,600
06/27/23	Highland Grove Shopping Center	Chicago-Naperville-Elgin, IL-IN-WI	20%	312	54,000	10,800
		2Q 2023 Total		403	$72,000	$14,400

		Total 2023 YTD		810	$112,150	$22,430

SITE Centers Corp.

Debt Summary

$ in thousands
	Consolidated Debt			Unconsolidated Debt			Total Debt
Debt Composition	100%	SITE Share	Interest Rate	100%	SITE Share	Interest Rate	SITE Share	Interest Rate
Unsecured Credit Facilities	$175,000	$175,000	6.02%	$0	$0	-	$175,000	6.02%
Unsecured Term Loan	200,000	200,000	3.99%	0	0	-	200,000	3.99%
Unsecured Public Debt	1,370,953	1,370,953	4.32%	0	0	-	1,370,953	4.32%
Fixed Rate Mortgage Loans	53,549	53,549	4.04%	364,320	72,864	4.97%	126,413	4.58%
Variable Rate Mortgage Loans	0	0	-	103,573	39,347	4.47%	39,347	4.47%
Subtotal	$1,799,502	$1,799,502	4.44%	$467,893	$112,211	4.79%	$1,911,713	4.46%
Fair Market Value Adjustment	508	508	-	0	0	-	508	-
Unamortized Loan Costs, Net	(4,717)	(4,717)	-	(1,393)	(382)	-	(5,099)	-
Total	$1,795,293	$1,795,293	4.44%	$466,500	$111,829	4.79%	$1,907,122	4.46%

	Consolidated Maturities		Unconsolidated	Total	Total
Maturity Schedule(1)	Secured	Unsecured	Maturities	100%	SITE Share	Interest Rate
2023	$636	$0	$475	$1,111	$872	-
2024	27,808	65,614	406,249	499,671	174,966	4.60%
2025	25,105	457,142	1,046	483,293	482,767	3.80%
2026	0	400,000	60,123	460,123	429,911	4.39%
2027	0	825,000	0	825,000	825,000	4.86%
2028	0	0	0	0	0	-
2029	0	0	0	0	0	-
2030	0	0	0	0	0	-
2031	0	0	0	0	0	-
2032 and beyond	0	0	0	0	0	-
Unsecured debt discount	0	(1,803)	0	(1,803)	(1,803)	-
Total	$53,549	$1,745,953	$467,893	$2,267,395	$1,911,713	4.46%

% of Total (at SITE share)	Consolidated	Interest Rate	Unconsolidated	Interest Rate	Total	Interest Rate
Fixed	90.3%	4.27%	64.9%	4.97%	88.8%	4.30%
Variable	9.7%	6.02%	35.1%	5.73%	11.2%	5.73%

(1) Includes Consolidated & Unconsolidated Debt and assumes borrower extension options are exercised.
Note: Interest rate is GAAP at SITE Share.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate
Bank Debt
Unsecured Term Loan ($200m)(1)	$200,000	$200,000	06/27	3.99%
Unsecured Revolver ($950m)(2)	175,000	175,000	06/27	SOFR + 95
	$375,000	$375,000
Unsecured Debt
Unsecured Notes - 2024	65,583	65,583	08/24	4.07%
Unsecured Notes - 2025	456,606	456,606	02/25	3.79%
Unsecured Notes - 2026	399,087	399,087	02/26	4.43%
Unsecured Notes - 2027	449,677	449,677	06/27	4.80%
	$1,370,953	$1,370,953
Mortgage Debt
Concourse Village, FL	12,246	12,246	02/24	4.32%
DTP Loan Pool (10 assets)	364,320	72,864	04/24	4.97%
Larkin's Corner, PA	15,387	15,387	06/24	4.09%
DDRM Loan Pool B (2 assets)(3)	40,943	8,189	07/24	6.90%
Shoppes at Addison Place (North), FL	8,791	8,791	02/25	4.08%
Shoppes at Addison Place (South), FL	6,733	6,733	02/25	4.11%
Shoppes at Addison Place (Outlot), FL	1,292	1,292	02/25	4.08%
Southtown Center, FL	9,100	9,100	05/25	3.51%
Deer Park Town Center, IL(4)	62,630	31,158	12/26	3.83%
	$521,442	$165,760

Consolidated & Unconsolidated Debt Subtotal	$2,267,395	$1,911,713
FMV Adjustment – Assumed Debt	508	508
Unamortized Loan Costs, Net	(6,110)	(5,099)
Total Consolidated & Unconsolidated Debt	$2,261,793	$1,907,122

Rate Type
Fixed	$1,988,822	$1,697,366	2.7 years	4.30%
Variable	278,573	214,347	3.8 years	5.73%
	$2,267,395	$1,911,713	2.8 years	4.46%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(5)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) Fixed all-in swap rate through June 2027.
(2) Excludes loan fees and unamortized loan costs. 5.00% SOFR Interest Rate Cap on $100M through March 2024.
(3) 3.00% SOFR Interest Rate Cap through July 2024.
(4) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share including promote.
(5) Redeemable at par as of June 2022.

SITE Centers Corp.

Debt/Adjusted EBITDA

$ in thousands
	Twelve months ended June 30, 2023	Twelve months ended June 30, 2022
Consolidated
Consolidated net income to SITE	$115,029	$161,385
Interest expense	81,369	75,018
Tax expense	786	1,301
Depreciation and amortization	214,703	194,375
Adjustments for non-controlling interests	0	(302)
EBITDA	411,887	431,777
Gain on sale and change in control of interests	(4,004)	(50,603)
Gain on disposition of real estate, net	(42,372)	(10,321)
EBITDAre	365,511	373,389
Separation charge	2,928	0
Equity in net income of JVs	(32,319)	(39,613)
Other expense (income), net	1,790	1,983
JV OFFO (at SITE Share)	9,410	18,603
Adjusted EBITDA (1)	347,320	354,362

Consolidated debt-average	1,831,098	1,832,663
Loan costs, net-average	5,669	6,835
Face value adjustments-average	(736)	(1,174)
Cash and restricted cash-average	(34,886)	(50,647)
Average net effective debt	$1,801,145	$1,783,084

Debt/Adjusted EBITDA – Consolidated (2)	5.2x	5.0x

Pro rata including JVs
EBITDAre	341,451	352,271
Adjusted EBITDA	354,017	363,862

Consolidated net debt-average	1,801,145	1,783,084
JV debt (at SITE Share)-average	142,998	192,636
JV cash and restricted cash (at SITE Share)-average	(12,481)	(10,525)
Average net effective debt	$1,931,662	$1,965,195

Debt/Adjusted EBITDA – Pro Rata (2)	5.5x	5.4x

(1) See definition in the Non-GAAP Measures section.
(2) Excludes perpetual preferred stock.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	2Q23 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	96.4%	$14.78	$12,636		$588,335	$364,320

Madison International DDRM	20%	2	431	91.9%	$18.80	1,642		97,679	40,943

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	356	76.4%	$37.20	1,921		105,207	62,630
Total		13	4,184			$16,199		$791,221	$467,893
Property management fees						797	(1)
NOI from assets sold						956
Net operating income						$17,952	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $1.4 million or $0.4 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure. See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 2Q23		Balance Sheet Pro Rata Adjustments 2Q23
Revenues:		Assets:
Rental Income (2)	$5,482	Land	$39,271
Other income (3)	215	Buildings	134,469
	5,697	Improvements	15,778
Expenses:			189,518
Operating and maintenance	853	Depreciation	(54,128)
Real estate taxes	669		135,390
	1,522	Construction in progress and land	25
Net Operating Income	4,175	Real estate, net	135,415
		Investment in JVs	(329)
Other Income (expense):		Cash and restricted cash	13,087
Fee income	(367)	Receivables, net	2,306
Interest expense	(1,441)	Other assets, net	7,875
Depreciation and amortization	(1,938)	Total Assets	$158,354
Other income (expense), net	(171)
Loss before earnings from JVs	258	Liabilities and Equity:
Equity in net income of JVs	(4,618)	Mortgage debt	$111,829
Basis differences of JVs	1,385	Notes payable to SITE	683
Gain on disposition of real estate	2,975	Other liabilities	8,785
Net income	$0	Total Liabilities	121,297
		JVs share of equity	(329)
FFO Reconciliation 2Q23		Distributions in excess of net income	37,386
Loss before earnings from JVs	$258	Total Equity	37,057
Depreciation and amortization	1,938	Total Liabilities and Equity	$158,354
Basis differences of JVs	5
FFO at SITE's Ownership Interests	$2,201
OFFO at SITE's Ownership Interests	$2,334

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,915
Ground lease minimum rents	146
Straight-line rent, net	36
Amortization of (above) below market rent, net	91
Percentage and overage rent	19
Recoveries	1,278
Uncollectible revenue	(3)

(3) Other Income:
Ancillary and other rental income	90
Lease termination fees	125

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	2Q23	2Q22	6M23	6M22
Revenues:
Rental income (1)	$23,092	$37,443	$47,408	$78,383
Other income (2)	978	719	1,352	1,428
	24,070	38,162	48,760	79,811
Expenses:
Operating and maintenance	3,465	5,755	7,084	12,024
Real estate taxes	2,653	4,738	5,598	9,992
	6,118	10,493	12,682	22,016

Net operating income	17,952	27,669	36,078	57,795

Other income (expense):
Interest expense	(6,307)	(9,030)	(13,348)	(18,319)
Depreciation and amortization	(8,281)	(13,328)	(17,343)	(27,673)
Impairment charges	0	(3,340)	0	(8,540)
Other income (expense), net	(2,378)	(2,422)	(4,938)	(4,994)
	986	(451)	449	(1,731)
Gain on disposition of real estate, net	14,874	1,790	20,178	1,692
Net income attributable to unconsolidated JVs	15,860	1,339	20,627	(39)
Depreciation and amortization	8,281	13,328	17,343	27,673
Impairment of real estate	0	3,340	0	8,540
Gain on disposition of real estate, net	(14,874)	(1,790)	(20,178)	(1,692)
FFO	$9,267	$16,217	$17,792	$34,482
FFO at SITE's ownership interests	$2,201	$3,883	$4,183	$8,198
Operating FFO at SITE's ownership interests	$2,334	$3,885	$4,482	$8,200
(1) Rental Income:
Minimum rents	$16,317	$26,145	$33,713	$54,623
Ground lease minimum rents	728	1,258	1,451	2,659
Straight-line rent, net	148	282	227	692
Amortization of (above) below market rent, net	452	456	873	887
Percentage and overage rent	61	202	447	720
Recoveries	5,288	8,993	10,605	18,407
Uncollectible revenue	98	107	92	395
(2) Other Income:
Ancillary and other rental income	353	545	727	1,254
Lease termination fees	625	174	625	174

Combined Balance Sheet
			At Period End
			2Q23	4Q22
Assets:
Land			$180,588	$212,326
Buildings			556,088	643,334
Improvements			54,418	70,636
			791,094	926,296
Depreciation			(175,989)	(220,642)
			615,105	705,654
Construction in progress and land			127	1,965
Real estate, net			615,232	707,619
Cash and restricted cash			44,873	44,809
Receivables, net			9,450	11,671
Other assets, net			31,501	36,272
Total Assets			701,056	800,371

Liabilities and Equity:
Mortgage debt			466,500	535,093
Notes and accrued interest payable to SITE			2,786	2,972
Other liabilities			39,099	41,588
Total Liabilities			508,385	579,653
Accumulated equity			192,671	220,718
Total Equity			192,671	220,718
Total Liabilities and Equity			$701,056	$800,371

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	100%		7	$42.45	—
2	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	100%		4	$56.22	—
3	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.02	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, OfficeMax, Ross Dress for Less, Sprouts Farmers Market
4	Arrowhead Crossing	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		353	$16.90	Burlington, DSW, Golf Galaxy, Hobby Lobby, HomeGoods, Nordstrom Rack, Staples, T.J. Maxx
5	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		190	$20.62	Michaels, PetSmart, Ross Dress for Less
6	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		295	$25.69	PetSmart, Ross Dress for Less, Sun & Ski Sports
7	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		21	$39.87	—
8	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		10	$33.82	—
9	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	100%		11	$36.29	—
10	Buena Park Place	Los Angeles-Long Beach-Anaheim, CA	Buena Park	CA	100%		213	$17.59	Aldi, Kohl's, Michaels
11	Falcon Ridge Town Center	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	100%		277	$23.87	24 Hour Fitness, Michaels, Ross Dress for Less, Stater Bros Markets
12	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		389	$24.60	Cinemark, H & M, Nike, Restoration Hardware
13	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		32	$40.45	—
14	Ridge at Creekside	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		243	$20.10	Bed Bath & Beyond, buybuy BABY, Cost Plus World Market, Macy's Furniture Gallery, REI
15	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		53	$54.00	—
16	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		22	$55.14	—
17	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	Oakland	CA	100%		57	$51.02	Whole Foods
18	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	Richmond	CA	20%	DDRM	246	$17.27	99 Cents Only, Century Theatre, City Sports Club, dd's Discounts, Ross Dress for Less
19	1000 Van Ness	San Francisco-Oakland-Hayward, CA	San Francisco	CA	100%		122	$37.68	CGV Cinemas
20	Centennial Promenade	Denver-Aurora-Lakewood, CO	Centennial	CO	100%		443	$21.51	Conn's, Golf Galaxy, HomeGoods, Michaels, Ross Dress for Less, Stickley Furniture, Total Wine & More
21	Chapel Hills	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		450	$13.32	Barnes & Noble, Best Buy, Burlington, DSW, Nordstrom Rack, Old Navy, Pep Boys, PetSmart, Ross Dress for Less, Urban Air Adventure Park, Whole Foods
22	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	100%		17	$39.84	—
23	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	100%		9	$37.68	—
24	University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	100%		236	$20.42	King Soopers, Marshalls, Michaels
25	FlatAcres MarketCenter/Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		232	$19.67	24 Hour Fitness, Bed Bath & Beyond, Michaels, Office Depot
26	Guilford Commons	Hartford-West Hartford-East Hartford, CT	Guilford	CT	100%		129	$21.65	The Fresh Market
27	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	$13.80	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
28	Windsor Court	Hartford-West Hartford-East Hartford, CT	Windsor	CT	100%		79	$19.90	Stop & Shop
29	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		84	$12.73	Publix
30	Melbourne Shopping Center	Palm Bay-Melbourne-Titusville, FL	Melbourne	FL	100%		211	$9.43	Big Lots, Club 4 Fitness, Publix
31	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	100%		117	$40.84	Total Wine & More
32	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	Boynton Beach	FL	100%		135	$22.28	—
33	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	100%		56	$46.32	—
34	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	100%		134	$18.91	Ross Dress for Less, T.J. Maxx
35	The Shops at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	100%		467	$22.88	Dick's Sporting Goods, HomeGoods, Marshalls, Nordstrom Rack, Ross Dress for Less, Target, west elm
36	The Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	100%		430	$16.65	Dick's Sporting Goods, JOANN, Kohl's, Marshalls/HomeGoods, Total Wine & More, Urban Air Trampoline & Adventure Park
37	Midway Plaza	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	100%		228	$15.15	Publix, Ross Dress for Less
38	Carillon Place	Naples-Immokalee-Marco Island, FL	Naples	FL	100%		265	$15.89	Bealls OUTLET, DSW, OfficeMax, Ross Dress for Less, T.J. Maxx, Walmart Market
39	Casselberry Commons	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	100%		246	$15.87	Burlington, Publix, Ross Dress for Less, T.J. Maxx

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
40	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		314	$17.61	Academy Sports, Bealls OUTLET, Epic Theatres, HomeGoods, Michaels, Ross Dress for Less
41	Millenia Crossing	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		100	$24.34	Nordstrom Rack
42	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		759	$22.19	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Market by Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
43	Lake Brandon Plaza	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		178	$14.85	JOANN, Nordstrom Rack, Publix, Total Wine & More
44	Lake Brandon Village	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		114	$15.64	buybuy BABY, PetSmart, Sprouts Farmers Market
45	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		222	$13.75	Bealls OUTLET, Chuck E. Cheese's, Crunch Fitness, Kane's Furniture
46	The Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	100%		52	$28.50	—
47	North Pointe Plaza	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		108	$15.21	Publix
48	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		44	$38.26	—
49	The Shoppes at New Tampa	Tampa-St. Petersburg-Clearwater, FL	Wesley Chapel	FL	100%		155	$15.96	Publix, Ross Dress for Less
50	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		15	$38.84	—
51	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		8	$29.42	—
52	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		69	$30.62	—
53	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		20	$24.59	—
54	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$19.54	Dick's Sporting Goods, HomeGoods, LA Fitness, Regal Cinemas
55	Cumming Marketplace	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		310	$14.31	Lowe's, Marshalls, Michaels, OfficeMax
56	Cumming Town Center	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		311	$16.99	Ashley Furniture HomeStore, Best Buy, Burlington, Dick's Sporting Goods, T.J. Maxx/HomeGoods
57	Sharon Greens	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		98	$12.95	Kroger
58	Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	100%		125	$12.84	Aaron's
59	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	100%		19	$47.14	—
60	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$12.82	Going Going Gone, Publix, Ross Dress for Less
61	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$14.07	Movie Tavern, Painted Tree Marketplace
62	Presidential Commons	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		274	$15.41	Burlington, buybuy BABY, JOANN, Kroger
63	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	Suwanee	GA	100%		303	$16.57	Kohl's, Market By Macy's, Michaels, PetSmart, Sprouts Farmers Market
64	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$35.59	Mariano's, XSport Fitness
65	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$26.58	Burlington, Dick's Sporting Goods, Nordstrom Rack, T.J. Maxx
66	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	357	$32.93	Century Theatre, Crate & Barrel, Gap
67	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	Schaumburg	IL	100%		390	$23.66	Bloomingdale's The Outlet Store, Container Store, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Sierra Trading Post, Trader Joe's
68	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.76	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
69	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	100%		30	$34.33	—
70	Gateway Center	Boston-Cambridge-Newton, MA-NH	Everett	MA	100%		640	$17.42	Costco, Dollar Tree, Home Depot, Michaels, Old Navy, Target, Total Wine & More
71	Shoppers World	Boston-Cambridge-Newton, MA-NH	Framingham	MA	100%		733	$25.28	AMC Theatres, Best Buy, DSW, Golf Galaxy, Hobby Lobby, HomeSense, Kohl's, Macy's Furniture Gallery, Marshalls, Michaels, Nordstrom Rack, PetSmart, Public Lands, Sierra Trading Post, T.J. Maxx
72	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.53	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
73	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$15.94	Burlington, Micro Center, PetSmart, Target, Trader Joe's
74	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$21.11	HomeGoods, HomeSense
75	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$30.53	Whole Foods
76	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	100%		21	$37.18	—
77	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$16.34	Big Lots, Dick's Sporting Goods
78	Echelon Village Plaza	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	100%		89	$13.85	The Edge Fitness Clubs
79	Hamilton Marketplace	Trenton, NJ	Hamilton	NJ	100%		550	$20.41	Barnes & Noble, Burlington, Kohl's, Michaels, Ross Dress for Less, ShopRite, Staples
80	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		750	$15.44	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Raymour & Flanigan, T.J. Maxx, Wegmans

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
81	The Hub	New York-Newark-Jersey City, NY-NJ-PA	Hempstead	NY	100%		249	$13.35	Home Depot, Stop & Shop
82	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		20	$35.98	—
83	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		269	$15.82	Burlington, Cost Plus World Market, Hobby Lobby, Marshalls, Old Navy, PetSmart, T.J. Maxx
84	Carolina Pavilion	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		701	$14.35

AMC Theatres, American Freight Outlet Stores, AutoZone, Bed Bath & Beyond, Big Lots, Burlington, buybuy BABY, Conn's, Floor & Decor, Frontgate Outlet Store, JOANN, Nordstrom Rack, Old Navy, Ross Dress for Less, Value City Furniture

85	Cotswold Village	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		263	$25.69	Harris Teeter, Marshalls, PetSmart
86	The Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	100%		132	$17.59	HomeSense, The Fresh Market
87	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	20%	DDRM	185	$22.67	Harris Teeter
88	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$16.71	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
89	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$11.44	Bed Bath & Beyond, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
90	Kenwood Square	Cincinnati, OH-KY-IN	Cincinnati	OH	100%		427	$19.13	Dick's Sporting Goods, Macy's Furniture Gallery, Marshalls/HomeGoods, Michaels, T.J. Maxx, The Fresh Market
91	Waterstone Center	Cincinnati, OH-KY-IN	Mason	OH	100%		162	$17.31	Best Buy, Michaels, Ross Dress for Less
92	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.44	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
93	West Bay Plaza	Cleveland-Elyria, OH	Westlake	OH	100%		147	$23.30	Fresh Thyme Farmers Market, HomeSense
94	Easton Market	Columbus, OH	Columbus	OH	100%		502	$15.58	Burlington, buybuy BABY, DSW, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Ross Dress for Less, Sierra Trading Post, T.J. Maxx, Value City Furniture
95	Polaris Towne Center	Columbus, OH	Columbus	OH	100%		459	$17.18	Best Buy, Big Lots, JOANN, Kroger, OfficeMax, T.J. Maxx
96	Tanasbourne Town Center	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	100%		287	$23.83	Marshalls, Michaels, Ross Dress for Less, Sierra Trading Post
97	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$36.01	—
98	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$16.14	Barnes & Noble, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Michaels, Staples
99	Larkin's Corner	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Boothwyn	PA	100%		225	$9.71	ACME, Walmart
100	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.22	Food Lion, JOANN, Kohl's, Marshalls
101	Wando Crossing	Charleston-North Charleston, SC	Mount Pleasant	SC	100%		214	$16.01	Ashley Furniture HomeStore, Marshalls/HomeGoods, Michaels, T.J. Maxx, Total Wine & More
102	Midtowne Park	Greenville-Anderson-Mauldin, SC	Anderson	SC	100%		167	$9.89	Dick's Sporting Goods, HomeGoods, Kohl's
103	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	Brentwood	TN	100%		198	$15.97	Best Buy, Restoration Hardware, Ross Dress for Less
104	Vintage Plaza	Austin, TX	Round Rock	TX	100%		41	$27.25	—
105	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	Highland Village	TX	100%		207	$18.57	DSW, LA Fitness, T.J. Maxx/HomeGoods
106	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		33	$40.93	—
107	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		26	$46.56	—
108	Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		441	$11.37	Barnes & Noble, Gold's Gym, JOANN Lowe's, Old Navy, PetSmart, Ross Dress for Less, T.J. Maxx, Urban Air Trampoline & Adventure Park
109	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		48	$25.35	—
110	Terrell Plaza	San Antonio-New Braunfels, TX	San Antonio	TX	100%		108	$20.40	Ross Dress for Less
111	Village at Stone Oak	San Antonio-New Braunfels, TX	San Antonio	TX	100%		442	$18.80	Alamo Drafthouse Cinema, Hobby Lobby, HomeGoods, Ross Dress for Less
112	Emmet Street North	Charlottesville, VA	Charlottesville	VA	100%		2	$86.32	—
113	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	100%		11	$52.76	—
114	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$16.42	Michaels, Painted Tree Marketplace, The Fresh Market
115	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$23.65	Barnes & Noble, Regal Cinemas
116	White Oak Village	Richmond, VA	Richmond	VA	100%		432	$15.84	JCPenney, K&G Fashion Superstore, Michaels, PetSmart, Publix

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
117	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$40.27	—
118	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$61.28	—
119	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		10	$49.64	—
120	Fairfax Towne Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		253	$23.83	JOANN, Regal Cinemas, Safeway, T.J. Maxx
121	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Springfield	VA	100%		177	$23.12	Barnes & Noble, DSW, Marshalls, Michaels, The Tile Shop

DDRM - DDRM Properties
DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	31.5 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
For both Cash and Straight-Lined Leasing Spreads, the reported calculations of “Comparable”, only include deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at “Major Redevelopment” properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Net Effective Rents

•
Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord's property value and typically extend the life of the asset in excess of the lease term.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains are non-recurring. These charges, income and gains could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with major and tactical redevelopment. In addition, SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

SITE Centers Corp.

Non-GAAP Measures

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company uses the ratio Debt to Adjusted EBITDA (“Debt/Adjusted EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/Adjusted EBITDA include net effective debt divided by adjusted EBITDA (trailing twelve months), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to SITE before interest, income taxes, depreciation and amortization for the trailing twelve months and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net effective debt is calculated as the average of the Company’s consolidated debt outstanding excluding unamortized loan costs and fair market value adjustments, less cash and restricted cash as of the beginning of the twelve-month period and the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

The Company also calculates EBITDAre as net income attributable to SITE before interest, income taxes, depreciation and amortization, gains and losses from disposition of real estate property and related investments, impairment charges on real estate property and related investments, including gain and losses from changes in control, all for the trailing twelve months. Such amount is also calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial condition. The reconciliations of Adjusted EBITDA and net effective debt used in the consolidated and prorata Debt/Adjusted EBITDA ratios to their most directly comparable GAAP measures of net income (loss) and debt have been provided in the Debt Summary section.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Shopping Center Summary
Operating Centers – 100%	121	120	119	122	132
Wholly Owned - SITE	108	105	101	103	99
JV Portfolio	13	15	18	19	33

Owned and Ground Lease GLA – 100%	26,240	26,578	26,982	28,159	30,755
Wholly Owned - SITE	22,056	21,990	21,989	23,118	23,231
JV Portfolio – 100%	4,184	4,588	4,993	5,041	7,524
Unowned GLA – 100%	8,709	8,938	8,938	9,397	9,855

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$19.38	$19.16	$18.96	$18.62	$18.07
Base Rent PSF < 10K	$31.12	$30.83	$30.46	$30.02	$29.13
Base Rent PSF > 10K	$15.38	$15.37	$15.29	$15.10	$14.63
Commenced Rate	92.5%	92.8%	92.3%	91.4%	91.0%
Leased Rate	95.4%	95.9%	95.3%	94.9%	94.3%
Leased Rate < 10K SF	90.3%	90.4%	89.8%	88.5%	87.3%
Leased Rate > 10K SF	97.2%	97.8%	97.2%	97.0%	96.8%

Wholly Owned SITE
Base Rent PSF	$19.97	$19.71	$19.61	$19.18	$19.06
Leased Rate	95.6%	96.0%	95.6%	95.2%	94.6%
Leased Rate < 10K SF	91.2%	91.2%	90.9%	89.6%	87.6%
Leased Rate > 10K SF	97.2%	97.7%	97.3%	97.2%	97.0%

Joint Venture (100%)
Base Rent PSF	$16.43	$16.61	$16.20	$16.18	$15.25
Leased Rate	94.2%	95.4%	94.0%	93.2%	93.6%
Leased Rate < 10K SF	85.1%	85.7%	84.3%	83.3%	86.4%
Leased Rate > 10K SF	97.3%	98.4%	97.0%	96.3%	96.2%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.08	$18.19	$17.64	$17.62	$16.26
Leased Rate	92.2%	93.4%	92.2%	91.4%	92.4%
Leased Rate < 10K SF	81.0%	81.5%	80.4%	79.4%	83.7%
Leased Rate > 10K SF	96.9%	98.0%	96.7%	96.0%	96.0%

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q23	11	89,204	$26.73	14.8%	23.3%	9.4	28	164,964	$26.12	8.6
1Q23	13	23,554	$41.00	20.6%	37.1%	9.6	30	122,014	$31.01	13.7
4Q22	15	63,666	$26.69	55.7%	72.8%	8.5	38	183,031	$22.29	9.0
3Q22	16	60,977	$28.00	10.8%	23.5%	9.3	44	200,072	$25.81	9.2
	55	237,401	$28.46	22.6%	35.2%	9.2	140	670,081	$25.87	9.8

Renewals
2Q23	88	920,876	$17.30	7.4%	12.1%	5.7	88	920,876	$17.30	5.7
1Q23	56	321,229	$22.49	8.7%	14.3%	5.6	56	321,229	$22.49	5.6
4Q22	64	605,713	$20.22	7.6%	11.1%	5.2	64	605,713	$20.22	5.2
3Q22	103	1,221,423	$16.39	7.1%	9.9%	5.3	103	1,221,423	$16.39	5.3
	311	3,069,241	$18.06	7.5%	11.4%	5.4	311	3,069,241	$18.06	5.4

New + Renewals
2Q23	99	1,010,080	$18.13	8.3%	13.5%	6.0	116	1,085,840	$18.64	6.1
1Q23	69	344,783	$23.75	10.0%	16.7%	5.8	86	443,243	$24.83	7.8
4Q22	79	669,379	$20.84	11.8%	16.5%	5.5	102	788,744	$20.70	6.1
3Q22	119	1,282,400	$16.94	7.4%	10.9%	5.6	147	1,421,495	$17.71	6.1
	366	3,306,642	$18.80	8.9%	13.7%	5.7	451	3,739,322	$19.46	6.2

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
2Q23	155,178	$26.30	$3.95	$0.91	$1.27	$6.13	$20.17	8.5
1Q23	84,531	$35.38	$3.26	$1.18	$1.71	$6.15	$29.23	10.1
4Q22	175,120	$22.35	$2.61	$3.74	$1.13	$7.48	$14.87	9.0
3Q22	193,195	$27.00	$3.87	$2.78	$1.36	$8.01	$18.99	9.1
	608,024	$26.65	$3.41	$2.34	$1.32	$7.07	$19.58	9.1

Renewals
2Q23	920,876	$17.62	$0.05	$0.00	$0.00	$0.05	$17.57	5.7
1Q23	321,229	$23.15	$0.04	$0.01	$0.00	$0.05	$23.10	5.6
4Q22	605,713	$20.55	$0.81	$0.01	$0.03	$0.85	$19.70	5.2
3Q22	1,221,423	$16.56	$0.14	$0.00	$0.00	$0.14	$16.42	5.3
	3,069,241	$18.36	$0.23	$0.00	$0.01	$0.24	$18.12	5.4

New + Renewals
2Q23	1,076,054	$18.87	$0.84	$0.18	$0.26	$1.28	$17.59	6.1
1Q23	405,760	$25.70	$1.08	$0.39	$0.55	$2.02	$23.68	6.5
4Q22	780,833	$20.95	$1.41	$1.24	$0.40	$3.05	$17.90	6.1
3Q22	1,414,618	$17.99	$0.90	$0.57	$0.28	$1.75	$16.24	6.0
	3,677,265	$19.73	$1.03	$0.59	$0.34	$1.96	$17.77	6.0

(1) New Leases exclude redevelopment activity.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q23	0	0	$0.00	---%	---%	0.0	5	25,262	$21.11	9.2
1Q23	1	1,600	$26.00	(7.4%)	(2.7%)	3.0	2	42,080	$10.37	14.5
4Q22	2	1,970	$24.27	(6.5%)	(1.3%)	6.2	6	50,136	$15.44	9.6
3Q22	0	0	$0.00	---%	---%	0.0	2	48,970	$9.99	9.1
	3	3,570	$25.05	(6.9%)	(1.9%)	4.8	15	166,448	$13.42	10.5

Renewals
2Q23	16	121,431	$17.08	---%	5.7%	5.1	16	121,431	$17.08	5.1
1Q23	6	37,277	$17.14	6.2%	11.7%	5.1	6	37,277	$17.14	5.1
4Q22	17	176,766	$16.83	9.0%	12.8%	4.4	17	176,766	$16.83	4.4
3Q22	11	96,129	$15.58	9.0%	13.1%	4.6	11	96,129	$15.58	4.6
	50	431,603	$16.65	6.0%	10.6%	4.7	50	431,603	$16.65	4.7

New + Renewals
2Q23	16	121,431	$17.08	---%	5.7%	5.1	21	146,693	$17.78	5.8
1Q23	7	38,877	$17.50	5.2%	10.6%	5.0	8	79,357	$13.55	10.1
4Q22	19	178,736	$16.91	8.7%	12.6%	4.5	23	226,902	$16.52	5.6
3Q22	11	96,129	$15.58	9.0%	13.1%	4.6	13	145,099	$13.70	5.7
	53	435,173	$16.72	5.8%	10.4%	4.7	65	598,051	$15.75	6.3

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
2Q23	25,262	$23.29	$2.07	$1.22	$0.72	$4.01	$19.28	9.2
1Q23	42,080	$11.83	$1.98	$0.00	$0.33	$2.31	$9.52	14.5
4Q22	50,136	$16.17	$7.39	$1.89	$0.60	$9.88	$6.29	9.6
3Q22	48,970	$10.54	$2.29	$0.18	$0.59	$3.06	$7.48	9.1
	166,448	$14.50	$3.60	$0.73	$0.53	$4.86	$9.64	10.5

Renewals
2Q23	121,431	$17.44	$0.00	$0.02	$0.00	$0.02	$17.42	5.1
1Q23	37,277	$17.40	$0.00	$0.00	$0.00	$0.00	$17.40	5.1
4Q22	176,766	$17.02	$0.26	$0.00	$0.06	$0.32	$16.70	4.4
3Q22	96,129	$15.82	$0.00	$0.00	$0.00	$0.00	$15.82	4.6
	431,603	$16.90	$0.10	$0.01	$0.02	$0.13	$16.77	4.7

New + Renewals
2Q23	146,693	$18.45	$0.57	$0.35	$0.20	$1.12	$17.33	5.8
1Q23	79,357	$14.45	$1.52	$0.00	$0.25	$1.77	$12.68	10.1
4Q22	226,902	$16.83	$2.97	$0.72	$0.27	$3.96	$12.87	5.6
3Q22	145,099	$14.04	$1.23	$0.10	$0.32	$1.65	$12.39	5.7
	598,051	$16.23	$1.77	$0.35	$0.27	$2.39	$13.84	6.3

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	15	0.1%	$219	0.1%	$14.60	11	21	0.4%	$637	0.4%	$30.33	12	36	0.2%	$856	0.2%	$23.78
2023	4	124	0.8%	$1,548	0.7%	$12.48	58	139	2.7%	4,700	2.9%	$33.81	62	263	1.3%	6,248	1.6%	$23.76
2024	57	1,760	11.6%	25,059	11.5%	$14.24	246	658	12.7%	19,397	11.9%	$29.48	303	2,418	11.9%	44,456	11.7%	$18.39
2025	71	2,243	14.8%	32,846	15.0%	$14.64	238	719	13.9%	20,878	12.8%	$29.04	309	2,962	14.6%	53,724	14.1%	$18.14
2026	56	1,716	11.3%	22,565	10.3%	$13.15	209	584	11.3%	18,686	11.5%	$32.00	265	2,300	11.3%	41,251	10.8%	$17.94
2027	75	2,527	16.7%	37,411	17.1%	$14.80	235	735	14.2%	22,541	13.8%	$30.67	310	3,262	16.0%	59,952	15.7%	$18.38
2028	84	2,436	16.1%	33,825	15.5%	$13.89	214	663	12.8%	21,931	13.5%	$33.08	298	3,099	15.2%	55,756	14.6%	$17.99
2029	32	1,049	6.9%	15,334	7.0%	$14.62	113	374	7.2%	12,606	7.7%	$33.71	145	1,423	7.0%	27,940	7.3%	$19.63
2030	27	763	5.0%	10,602	4.8%	$13.90	94	281	5.4%	9,365	5.7%	$33.33	121	1,044	5.1%	19,967	5.2%	$19.13
2031	16	684	4.5%	8,023	3.7%	$11.73	70	226	4.4%	6,821	4.2%	$30.18	86	910	4.5%	14,844	3.9%	$16.31
2032	26	693	4.6%	9,634	4.4%	$13.90	131	404	7.8%	12,821	7.9%	$31.74	157	1,097	5.4%	22,455	5.9%	$20.47
Thereafter	37	1,160	7.6%	21,563	9.9%	$18.59	106	382	7.4%	12,489	7.7%	$32.69	143	1,542	7.6%	34,052	8.9%	$22.08
Total	486	15,170	100.0%	$218,629	100.0%	$14.41	1,725	5,186	100.0%	$162,872	100.0%	$31.41	2,211	20,356	100.0%	$381,501	100.0%	$18.74

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	11	21	0.4%	$637	0.4%	$30.33	11	21	0.1%	$637	0.2%	$30.33
2023	1	15	0.1%	290	0.1%	$19.33	40	79	1.5%	2,672	1.6%	$33.82	41	94	0.5%	2,962	0.8%	$31.51
2024	8	170	1.1%	2,587	1.2%	$15.22	149	358	6.9%	10,870	6.7%	$30.36	157	528	2.6%	13,457	3.5%	$25.49
2025	13	273	1.8%	4,261	1.9%	$15.61	137	344	6.6%	10,352	6.4%	$30.09	150	617	3.0%	14,613	3.8%	$23.68
2026	4	46	0.3%	973	0.4%	$21.15	97	241	4.6%	7,900	4.9%	$32.78	101	287	1.4%	8,873	2.3%	$30.92
2027	16	327	2.2%	5,781	2.6%	$17.68	104	259	5.0%	7,877	4.8%	$30.41	120	586	2.9%	13,658	3.6%	$23.31
2028	18	301	2.0%	5,253	2.4%	$17.45	116	321	6.2%	10,413	6.4%	$32.44	134	622	3.1%	15,666	4.1%	$25.19
2029	9	272	1.8%	3,959	1.8%	$14.56	100	260	5.0%	7,942	4.9%	$30.55	109	532	2.6%	11,901	3.1%	$22.37
2030	14	343	2.3%	5,618	2.6%	$16.38	83	238	4.6%	6,860	4.2%	$28.82	97	581	2.9%	12,478	3.3%	$21.48
2031	16	316	2.1%	5,727	2.6%	$18.12	75	187	3.6%	5,486	3.4%	$29.34	91	503	2.5%	11,213	2.9%	$22.29
2032	16	393	2.6%	6,824	3.1%	$17.36	115	337	6.5%	10,621	6.5%	$31.52	131	730	3.6%	17,445	4.6%	$23.90
Thereafter	371	12,714	83.8%	177,356	81.1%	$13.95	698	2,541	49.0%	81,242	49.9%	$31.97	1,069	15,255	74.9%	258,598	67.8%	$16.95
Total	486	15,170	100.0%	$218,629	100.0%	$14.41	1,725	5,186	100.0%	$162,872	100.0%	$31.41	2,211	20,356	100.0%	$381,501	100.0%	$18.74

Note: Includes ground leases

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0.00	12	28	3.3%	935	3.9%	$33.39	12	28	0.7%	935	1.5%	$33.39
2024	9	474	15.7%	4,517	11.7%	$9.53	43	128	15.0%	3,524	14.7%	$27.53	52	602	15.5%	8,041	12.9%	$13.36
2025	14	348	11.5%	4,539	11.8%	$13.04	34	101	11.8%	2,574	10.8%	$25.49	48	449	11.6%	7,113	11.4%	$15.84
2026	17	398	13.2%	4,968	12.9%	$12.48	36	129	15.1%	3,247	13.6%	$25.17	53	527	13.6%	8,215	13.1%	$15.59
2027	16	480	15.9%	6,410	16.6%	$13.35	27	99	11.6%	3,111	13.0%	$31.42	43	579	14.9%	9,521	15.2%	$16.44
2028	16	441	14.6%	5,597	14.5%	$12.69	36	112	13.1%	3,313	13.8%	$29.58	52	553	14.2%	8,910	14.2%	$16.11
2029	6	185	6.1%	2,730	7.1%	$14.76	19	80	9.4%	2,067	8.6%	$25.84	25	265	6.8%	4,797	7.7%	$18.10
2030	2	34	1.1%	507	1.3%	$14.91	13	40	4.7%	972	4.1%	$24.30	15	74	1.9%	1,479	2.4%	$19.99
2031	7	249	8.2%	3,860	10.0%	$15.50	8	29	3.4%	993	4.1%	$34.24	15	278	7.2%	4,853	7.8%	$17.46
2032	2	93	3.1%	571	1.5%	$6.14	19	78	9.1%	2,436	10.2%	$31.23	21	171	4.4%	3,007	4.8%	$17.58
Thereafter	9	324	10.7%	4,926	12.8%	$15.20	10	31	3.6%	761	3.2%	$24.55	19	355	9.1%	5,687	9.1%	$16.02
Total	98	3,026	100.0%	$38,625	100.0%	$12.76	257	855	100.0%	$23,933	100.0%	$27.99	355	3,881	100.0%	$62,558	100.0%	$16.12

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00	0	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0.00	10	24	2.8%	801	3.3%	$33.38	10	24	0.6%	801	1.3%	$33.38
2024	4	90	3.0%	943	2.4%	$10.48	34	97	11.3%	2,685	11.2%	$27.68	38	187	4.8%	3,628	5.8%	$19.40
2025	4	59	1.9%	907	2.3%	$15.37	23	60	7.0%	1,603	6.7%	$26.72	27	119	3.1%	2,510	4.0%	$21.09
2026	3	54	1.8%	696	1.8%	$12.89	18	45	5.3%	1,116	4.7%	$24.80	21	99	2.6%	1,812	2.9%	$18.30
2027	3	41	1.4%	425	1.1%	$10.37	14	49	5.7%	1,551	6.5%	$31.65	17	90	2.3%	1,976	3.2%	$21.96
2028	2	30	1.0%	540	1.4%	$18.00	24	72	8.4%	2,403	10.0%	$33.38	26	102	2.6%	2,943	4.7%	$28.85
2029	2	76	2.5%	799	2.1%	$10.51	17	56	6.5%	1,656	6.9%	$29.57	19	132	3.4%	2,455	3.9%	$18.60
2030	2	69	2.3%	763	2.0%	$11.06	15	44	5.1%	1,099	4.6%	$24.98	17	113	2.9%	1,862	3.0%	$16.48
2031	7	146	4.8%	2,016	5.2%	$13.81	17	61	7.1%	1,670	7.0%	$27.38	24	207	5.3%	3,686	5.9%	$17.81
2032	2	61	2.0%	742	1.9%	$12.16	19	70	8.2%	2,257	9.4%	$32.24	21	131	3.4%	2,999	4.8%	$22.89
Thereafter	69	2,400	79.3%	30,794	79.7%	$12.83	66	277	32.4%	7,092	29.6%	$25.60	135	2,677	69.0%	37,886	60.6%	$14.15
Total	98	3,026	100.0%	$38,625	100.0%	$12.76	257	855	100.0%	$23,933	100.0%	$27.99	355	3,881	100.0%	$62,558	100.0%	$16.12

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT e: ir@sitecenters.com w: ir.sitecenters.com 3300 Enterprise Pkwy, Beachwood, OH 44122 o:216-755-5500 f:216-755-1500 w: sitecenters.com • NYSE:SITC